SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

Neffs Bancorp, Inc
(Exact name of registrant as specified in its charter)

Pennsylvania	0000-32605	23-2400383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5629 Route 873, P.O. Box 10, Neffs, Pennsylvania	18065-0010
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Forward-Looking Statements

Certain matters discussed in this Current Report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because they will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, Neffs Bancorp, Inc.’s ability to complete the going private transaction in a timely manner or at all, the failure of Neffs Bancorp, Inc.’s shareholders to approve the proposed transaction, the risk that the cost savings from the proposed transaction may not be fully realized or may take longer to realize than expected, and other factors discussed in Neffs Bancorp, Inc.’s filings with the Securities and Exchange Commission.  Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2011, the Board of Directors of Neffs Bancorp, Inc. (the “Company”) approved an amendment to the Company’s Bylaws establishing that a record date for a meeting of shareholders could be up to 90 days prior to the date of such meeting.  Article VI of the Bylaws previously provided that a record date for a meeting of shareholders could be up to 45 days prior to the date of such meeting.

Item 8.01                      Other Events

On March 17, 2011, Neffs Bancorp, Inc. (the “Company”) announced plans to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and therefore end the Company’s obligation to file reports with the Securities and Exchange Commission (the “SEC”).  The plan will be accomplished through a merger transaction with an interim corporation, together with a share reclassification.  As a result of the merger of the interim corporation into the Company and the share reclassification, the following would occur: shareholders of record owning 25 or fewer common shares of the Company will receive $286.00 in cash for each share held; shareholders of record owning more than 25 but fewer than 101 common shares of the Company will have the option of choosing between $286.00 in cash per share and receipt of shares of a proposed new class of preferred stock of the Company called “Series A Preferred Stock” on a share for share basis; and shareholders of record owning 101 or more common shares of the Company will retain their common shares without change.  As part of the merger, the Company may limit the amount of cash payable in the transaction to an amount no less than $3,500,000, which would enable all shares held by record shareholders owning 25 or fewer shares and more than 80% of all shares held by record shareholders owning more than 25 shares but fewer than 101 shares as of March 17, 2011 to be exchanged for $286.00 in cash.   At the time of election, if there are more shareholders electing cash than is available, priority will be given to shareholders who were holders of record and owned fewer than 101 shares as of March 17, 2011.

The Company expects to present the proposal for approval by shareholders at the Company’s annual meeting of shareholders currently expected to be held in June 2011.

A copy of the Company’s press release making the announcement is attached hereto as Exhibit 99, and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3	Amendment to Bylaws

99	Press release dated March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEFFS BANCORP, INC.

Dated: March 17, 2011	By:	/s/ John J. Remaley
	Name:	John J. Remaley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed as part of this report:

Exhibit No.	Description

3	Amendment to Bylaws

99	Press release dated March 17, 2011